EXHIBIT 5

ADVANCED BIOENERGY, LLC

SUBSCRIPTION AGREEMENT

Limited Liability Company Membership Units

$1.50 per Unit

Minimum Investment of 6,666 Units ($10,000)

666 Unit Increments Thereafter ($1,000)

The undersigned subscriber, desiring to become a member of Advanced BioEnergy, LLC (“Advanced BioEnergy”), a Delaware limited liability company, with its principal place of business at 10201 Wayzata Boulevard, Suite 250, Minneapolis, Minnesota 55305, hereby, subject to the Confidential Private Placement Memorandum of Advanced BioEnergy, to confirmation with the undersigned of the subscription contemplated hereby, to acceptance by Advanced BioEnergy of the subscription contemplated hereby and to the other terms and conditions of the offering, subscribes for the purchase of the membership interests (“units”) of Advanced BioEnergy, and agrees to pay the related purchase price, identified below.

A.

SUBSCRIBER INFORMATION. Please print your individual or entity name and address. Joint subscribers should provide their respective names. Your name and address will be recorded exactly as printed below.

INDIVIDUALS:	ENTITIES:

Hawkeye Energy Holdings, LLC
Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)
224 S. Bell Ave.
Ames, IA 50010
Attn: Timothy B. Callahan

Street Address	Street Address

Telephone	(515) 233-5405 Telephone

Facsimile	(515) 233-5577 Facsimile

Email Address	tcallahan@hawkeye-energy.com Email Address

B.

NUMBER OF UNITS PURCHASED. The minimum participation is $10,000. We may lower the minimum purchase requirement for certain investors at our discretion. Additional units must be purchased in $1,000 unit increments. We presently have 12,651,962 units outstanding. The maximum number of units to be sold in this offering is 4,666,666.

Number of Units Requested to Be Purchased: 1,133,333

C.	PURCHASE PRICE. Indicate the dollar amount of your requested investment (minimum investment is $10,000).
1.	Total Purchase Price ($1.50 per unit multiplied by the number of units to be purchased indicated in Item B above)

$1,699,999.50
D.

GENERAL INSTRUCTION FOR SUBSCRIBERS. You should read the Confidential Private Placement Memorandum dated July 24, 2009 (the “Memorandum”) in its entirety including exhibits for a complete explanation of an investment in Advanced BioEnergy.

Instructions if you are subscribing priorto Advanced BioEnergy’s release of funds from escrow:
1.

Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement and the Member Signature Page Addenda to our Third Amended and Restated Operating Agreement attached as Exhibit B to the Memorandum. A copy of the Subscription Agreement and the Member Signature Page Addenda for you to return to the Company has been enclosed.

2.

Immediately provide your personal or business check for the entire investment amount made payable to “Advanced BioEnergy, LLC.” You will determine this amount in Item C.1 of this Subscription Agreement.

3.

Deliver each of the original executed documents referenced in Items 1 and 2 of these instructions, together with your personal or business check described in Item 2 of these instructions, to the following:

Advanced BioEnergy, LLC

10201 Wayzata Boulevard, Suite 250

Minneapolis, MN 55305

Attention: Chief Executive Officer

4.

Until confirmation by Advanced BioEnergy of your subscription contemplated hereby and the acceptance by Advanced BioEnergy of the subscription contemplated hereby, this instrument shall be deemed an offer to subscribe for units and shall be non-binding on the undersigned and the undersigned may revoke for any reason, by delivering written notice to Advanced BioEnergy, this subscription. Upon acceptance by Advanced BioEnergy of your offer to subscribe, your subscription will become irrevocable and Advanced BioEnergy will deposit your check and deliver to you a copy of your completed Subscription Agreement signed by Advanced BioEnergy. Any request received from a subscriber for a withdrawal of his, her or its subscription prior to acceptance by Advanced BioEnergy will be honored, and the subscriber’s check for the subscription amount will be immediately returned (without interest).

5.

Upon acceptance of your subscription by Advanced BioEnergy, your funds will be placed in Advanced BioEnergy’s escrow account. The funds will be released to Advanced BioEnergy or returned to you in accordance with the arrangements described in the Memorandum. Advanced BioEnergy may, in its sole discretion, reject or accept any part or all of your subscription at any time. If Advanced BioEnergy rejects your subscription, your Subscription Agreement and check will be promptly returned to you, without interest. Advanced BioEnergy may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

Instructions if you are subscribing after Advanced BioEnergy’s release of funds from escrow:

1.

Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement and the Member Signature Page Addenda to our Third Amended and Restated Operating Agreement attached to the Memorandum as Exhibit B. A copy of the Subscription Agreement and the Member Signature Page Addenda for you to return to the Company has been enclosed.

2.	Immediately provide your personal or business check for investment amount made payable to “Advanced BioEnergy, LLC.” You will determine this amount in Item C.1 of this Subscription Agreement.

3.

Deliver each of the original executed documents referenced in Item 1 of these instructions, together with your personal or business check described in Item 2 of these instructions, to the following address:

Advanced BioEnergy, LLC

10201 Wayzata Boulevard, Suite 250

Minneapolis, MN 55305

Attention: Chief Executive Officer

If you are subscribing after we have released funds from escrow and we accept your investment, your funds will be immediately at-risk as described in the Memorandum. Advanced BioEnergy may, in its sole discretion, reject or accept any part or all of your subscription. If Advanced BioEnergy rejects your subscription, your Subscription Agreement and check will be promptly returned to you, without interest. Advanced BioEnergy may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

You may direct your questions to Richard Peterson, our President, Chief Executive Officer and Chief Financial Officer at (763) 226-2701.

E.	ADDITIONAL SUBSCRIBER INFORMATION. The subscriber, named above, certifies the following under penalties of perjury:
1.

FORM OF OWNERSHIP. Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

		☐	Individual

		☐	Joint Tenants with Right of Survivorship (Both signatures must appear on page 8.)

		X	Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)

		☐	Trust

Trustee’s Name:

Trust Date:

		☐	Other: Provide detailed information in the space immediately below.

2.

SUBSCRIBER’S TAXPAYER INFORMATION. Check the appropriate box if you are a non- resident alien, a U.S. citizen residing outside the United States or subject to backup withholding. Trusts should provide their taxpayer identification number. Custodians should provide the minor’s Social Security Number. All individual subscribers should provide their Social Security Number. Other entities should provide their taxpayer identification number.

Subscriber’s Social Security No.

Joint Subscriber’s Social Security No.

ENTITY Taxpayer Identification No. 06-1783010

Check any or all boxes that might apply:

☐	Check box if you are a non-resident alien

☐	Check box if you are a U.S. citizen residing outside of the United States

☐	Check this box if you are subject to backup withholding

3.	Duplicate REPORT ADDRESS. If you would like duplicate copies of member reports sent to an address that is different than the address identified in Item A, please complete this section.

Thomas H. Lee Partners, L.P. 100 Federal Street, 35th Floor Attention: Joshua Nelson Street Boston, MA 02110 City, State, Zip Code
4.

SUBSCRIBER’S REPRESENTATIONS AND WARRANTIES. You must read and certify your representations and warranties and sign and date this Subscription Agreement. By initialing and signing below the subscriber represents and warrants to Advanced BioEnergy that he, she or it: Joint subscribers must both initial all items

Initial
Here

TC	a.	has received a copy of Advanced BioEnergy’s Memorandum

TC	b.	has been informed that the units of Advanced BioEnergy are to be issued pursuant to this Subscription Agreement can only be sold to a person deemed to be accredited

TC	c.

has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state and that Advanced BioEnergy is relying in part upon the representations of the undersigned subscriber contained herein;

TC	d.

has been informed that the securities subscribed for have not been approved or disapproved by the securities departments, nor has any regulatory authority passed upon the accuracy or adequacy of the Memorandum ;

TC	e

intends to acquire the units for his, her or its own account without a view to public distribution or resale and that he, she or it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any units or any portion thereof to any other person;

TC	f.

understands that there is no present market for Advanced BioEnergy’s units, that the units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the units;

TC	g.	should seek the advice of his, her or its legal counsel and accountants or other financial advisers with respect to the tax and other considerations relating to the purchase of units;

TC	h.

has received a copy of the Advanced BioEnergy Third Amended and Restated Operating Agreement and understands that upon acceptance of the subscription by Advanced BioEnergy, the subscriber and the units will be bound by the provisions of this operating agreement, which contains, among other things, provisions that restrict the transfer of units;

TC	i.

understands that the units are subject to substantial restrictions on transfer under state securities laws along with restrictions in the Advanced BioEnergy Third Amended and Restated Operating Agreement and agrees that if the units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Third Amended and Restated Operating Agreement, as may be amended from time to time, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

TC	j.	meets the definition of an accredited investor as described in the Memorandum and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

TC	k.

understands that Advanced BioEnergy will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by Advanced BioEnergy in its sole discretion: THE TRANSFERABILITY OF THE UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN ACCORDANCE WITH, APPLICABLE STATE AND FEDERAL LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT AS AGREED TO BY EACH MEMBER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

TC	l.

understands that, to enforce the above legend, Advanced BioEnergy may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the units;

TC	m.	may not transfer or assign this subscription agreement, or any of the subscriber’s interest therein;

TC	n.	has written his, her or its correct taxpayer identification number under Item E(2); and

TC	o.

is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service (“IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he, she or it is no longer subject to backup withholding. (Note: this clause (o) should be crossed out if the backup withholding box in Item E(2) is checked.)

SIGNATURE OF SUBSCRIBER/JOINT SUBSCRIBER:

Date: September 16, 2009

INDIVIDUALS:	ENTITIES:

Name of Individual Subscriber (Please Print)	Hawkeye Energy Holdings, LLC Name of Entity (Please Print)

Signature of Individual	Timothy B. Callahan, Chief Financial Officer Print Name and Title of Officer

Name of Joint Individual Subscriber (Please Print)	/s/ Timothy B. Callahan Signature of Officer

Signature of Joint Individual Subscriber

ACCEPTANCE OF SUBSCRIPTION BY ADVANCED BIOENERGY, LLC:

Advanced BioEnergy, LLC hereby accepts the subscription for the above units.

Dated this September 17 , 2009.

ADVANCED BIOENERGY, LLC
By:	/s/ Richard R. Peterson
	Name:	Richard R. Peterson
	Its:	CEO